SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 13, 2003

Heritage Property Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31297	04-3474810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

(617) 247-2200
(Registrant’s telephone number, including area code)

Heritage Property Investment Trust, Inc (the “Company”) is filing this Current Report on Form 8-K to (i) describe a property portfolio acquisition that is one of several individually insignificant acquisitions under Rule 3-14 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission completed during the year ending December 31, 2003 that in the aggregate are significant under Rule 3-14, and (ii) file required historical financial statements for this acquisition, and pro forma financial information with respect to the Company.  The Company is filing this financial information in order to incorporate by reference such information into certain of the Company’s filings under the Securities Exchange Act of 1933, as amended.

ITEM 5. OTHER EVENTS

On September 22, 2003, the Company announced that it had entered into an agreement to acquire a portfolio of eight properties (the “Properties”) for approximately $160 million from Trademark Property Company.  The eight properties are located primarily in the Dallas/Fort Worth and Houston areas and comprise approximately 1.2 million aggregate square feet of gross leaseable area.  On October 16, 2003, the Company completed the acquisition of five of these properties, all of which are unencumbered, for $96 million, which was funded through a $60 million bridge loan with a primary term of 120 days and draws under the Company’s line of credit.  The acquisition of the remaining three properties, all of which are encumbered with mortgages that the Company will be assuming, is expected to be completed during the quarter ending December 31, 2003, and is subject to customary closing conditions.  The Company will fund the acquisition of these remaining properties from existing resources.

In accordance with Rule 3-14 of Regulation S-X, the Company is required to include audited financial statements for the Properties for the most recent fiscal year prior to the acquisition because the agreement made in connection with the acquisition of the Properties was negotiated at arms length between the Company and representatives of the transferors.  Neither the Company, nor any subsidiary of the Company nor any director or officer of the Company, was affiliated with or had a material relationship with the transferors.  In addition, in determining the price to purchase the Properties, the Company evaluated various factors, including, among others, the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates.  Current and anticipated operating expenses, maintenance and repair costs, real estate taxes and capital improvement requirements were also evaluated.  After reasonable inquiry, the Company is not aware of any material factors that would cause the reported financial information not to be indicative of future operating results.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                                  Financial Statements of Assets Acquired:

Independent Auditors’ Report

Combined Historical Summary of Gross Income and Direct Operating Expenses of the Properties for the year ended December 31, 2002 (audited) and for the six months ended June 30, 2003 (unaudited).

(b)                                   Pro Forma Financial Information:

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003 (unaudited).

Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2003 (unaudited) and for the year ended December 31, 2002 (unaudited).

(c)                                    Exhibits

EXHIBIT NO.

23.1	Consent of KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

/S/ Thomas C. Prendergast
Thomas C. Prendergast
Chairman, President and Chief Executive Officer

/S/ David G. Gaw
David G. Gaw
Senior Vice President, Chief Financial Officer and Treasurer

Dated: November 13, 2003

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Heritage Property Investment Trust, Inc.:

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Trademark Properties Acquired in 2003 (the Properties) for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Heritage Property Investment Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of Heritage Property Investment Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in notes 3 and 4 of the Properties for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/S/ KPMG LLP

Boston, Massachusetts
November 6, 2003

THE TRADEMARK PROPERTIES ACQUIRED IN 2003

Combined Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 2002 and six months ended June 30, 2003

(in thousands)

	Year ended December 31, 2002	Six months ended June 30, 2003
		(unaudited)

Gross revenue:
Base rental income	$13,913	$7,290
Operating expense and real estate tax recoveries	4,202	2,607
Other income	93	40
Total gross revenue	18,208	9,937

Direct operating expenses:
Operating expenses	3,644	1,684
Real estate taxes	2,936	1,846
Interest expense	3,311	1,616
Total direct operating expenses	9,891	5,146

Excess of gross income over direct operating expenses	$8,317	$4,791

See accompanying notes to combined historical summary of gross income and direct operating expenses.

THE TRADEMARK PROPERTIES ACQUIRED IN 2003

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 2002 and six months ended June 30, 2003

(1)                                 Description of the Properties

The Trademark Properties Acquired in 2003 (the “Properties”) consisted of the following at December 31, 2002:

Name	Company-owned gross leaseable area	Total gross leaseable area	Location
	(unaudited)	(unaudited)

The Crossing	187,000	251,000	North Richland Hills, Texas

Trinity Commons	197,000	197,000	Fort Worth, Texas

Buckingham Place	150,000	156,000	Richardson, Texas

Las Colinas Village	105,000	132,000	Irving, Texas

Randall’s Bay Area	79,000	79,000	Webster, Texas

Randall’s Fairmont	105,000	111,000	Pasadena, Texas

Royal Oaks Village	146,000	146,000	Houston, Texas

County Line Plaza	222,000	265,000	Jackson, Mississippi

Total	1,191,000	1,337,000

Heritage Property Investment Trust, Inc. (“Heritage”) announced that it had entered into an agreement to purchase the Properties from the Trademark Property Company, an unaffiliated party, during the quarter ending September 30, 2003.  This transaction will be completed in two installments.  The acquisition of five of the properties closed on October 16, 2003, and the acquisition of the remaining three properties is expected to close in November 2003.  The combined purchase price for the Properties will be approximately $160.0 million and is being financed through (i) the assumption of debt with a principal value of $37.2 million, (ii) bridge loan financing of $60.0 million and (iii) draws under the Company’s line of credit.  In addition, the Company is expected to record a purchase price adjustment of $4.3 million to adjust the carrying value of debt assumed to its estimated fair value (see note 5).

THE TRADEMARK PROPERTIES ACQUIRED IN 2003

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 2002 and six months ended June 30, 2003

(2)                                 Basis of Presentation and Combination

The accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared in accordance with and for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in a Current Report on Form 8-K of Heritage and is not intended to be a complete presentation of the Properties’ revenues and expenses. The Historical Summary has been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management has made a number of estimates and assumptions relating to the reporting of revenues and expenses during the periods presented to prepare the Historical Summary in conformity with GAAP. Management bases its estimates on historical experience and other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions.

The Historical Summary represents the combination of the properties described in Note 1, since the Properties were all owned by the Trademark Property Company prior to being acquired by Heritage.

The Historical Summary and related notes thereto for the six months ended June 30, 2003 are unaudited, and in the opinion of management, include all adjustments (consisting of only normal recurring accruals) necessary to present a fair statement of results for the six-month period ended June 30, 2003.  These interim results are not necessarily indicative of results for a full year.

(3)                                 Gross Income

Management has determined that all of the Properties’ leases with the various tenants are operating leases. Rental income from such leases with scheduled rent increases is recognized using the straight-line method over the terms of the leases. Rental revenue over cash received included in base rental income amounted to $0.2 million and $0.6 million, respectively, for the six months ended June 30, 2003 and the year ended December 31, 2002.

Leases for retail space generally contain provisions under which the Properties are reimbursed for a portion of property operating expenses and real estate taxes incurred. In addition, certain of the operating leases for retail space contain contingent rent provisions under which tenants are required to pay a percentage of their sales in excess of a specified amount as additional rent. The recognition of contingent rental income is deferred until specified targets are met. There was no contingent rental income recognized for the six months ended June 30, 2003 and the year ended December 31, 2002.

No tenant represented more than 10% of the total base rental income of the Properties.

THE TRADEMARK PROPERTIES ACQUIRED IN 2003

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 2002 and six months ended June 30, 2003

Scheduled minimum rents, excluding reimbursement clauses and renewal options, to be received from tenants under noncancelable operating leases in effect at December 31, 2002 were as follows (in thousands of dollars):

Year Ending December 31,	Total

2003	$14,140
2004	13,684
2005	13,108
2006	11,951
2007	10,938
Thereafter	56,959

Total	$120,780

(4)                                 Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Costs such as depreciation, amortization, management fees, interest expense related to debt not assumed, and professional fees are excluded from the Historical Summary.

(5)                                 Mortgage Debt to be Assumed

Heritage will be assuming the following mortgage loans payable secured by certain of the Properties in connection with the acquisition (in thousands of dollars):

Property	Assumed mortgage loans payable balance *	Maturity	Fixed interest rate

Trinity Commons	$14,713	8/01/2009	7.93%

Buckingham Place	5,401	7/31/2009	7.88%

County Line Plaza	17,127	8/01/2009	7.91%

	$37,241

* The estimated fair value as of November 13, 2003 was $41,516 and the estimated weighted average effective interest rate was 5.58%.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet of Heritage Property Investment Trust, Inc. (the “Company”) is presented as if the Trademark Properties Acquired in 2003 (the “Properties”) had been acquired on June 30, 2003.  This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Operations for the six-month period ended June 30, 2003 and for the year ended December 31, 2002 and the historical consolidated financial statements and notes thereto of the Company reported on Form 10-Q for the six-month period ended June 30, 2003 and on Form 10-K, as amended, for the year ended December 31, 2002.  In management’s opinion, all adjustments necessary to reflect the acquisition of the Properties have been made.  The following Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at June 30, 2003, nor does it purport to represent the future financial position of the Company.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2003

(unaudited and in thousands)

	Historical Amounts (a)	Pro Forma Adjustments (b)	Pro Forma Amounts
Assets

Real estate investments, net	$2,038,791	$158,238	$2,197,029
Cash and cash equivalents	5,922	—	5,922
Accounts receivable, net of allowance for doubtful accounts of $7,300	23,581	—	23,581
Prepaids and other assets	14,285	—	14,285
Deferred financing costs and other assets	15,457	11,388	26,845
Total assets	$2,098,036	$169,626	$2,267,662

Liabilities and Shareholders’ Equity

Liabilities:
Mortgage loans payable	$597,257	$41,516	$638,773
Unsecured notes payable	201,490	60,000	261,490
Line of credit facility	264,000	62,939	326,939
Accrued expenses and other liabilities	69,291	5,171	74,462
Accrued distributions	22,122	—	22,122
Total liabilities	1,154,160	169,626	1,323,786
Series B Preferred Units	50,000	—	50,000
Series C Preferred Units	25,000	—	25,000
Exchangeable limited partnership units	7,858	—	7,858
Other minority interests	2,425	—	2,425
Total minority interests	85,283	—	85,283
Total shareholders’ equity	858,593	—	858,593
Total liabilities and shareholders’ equity	$2,098,036	$169,626	$2,267,662

See accompanying notes to pro forma condensed consolidated balance sheet.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Notes to Pro Forma Condensed Consolidated Balance Sheet

June 30, 2003

(unaudited)

(a)          Represents the condensed consolidated balance sheet of Heritage as of June 30, 2003, as contained in the historical consolidated financial statements and notes thereto filed on Form 10-Q.

(b)         Represents the completed acquisition of the eight properties acquired from the Trademark Property Company (the “Properties”).  The acquisition of the Properties will be completed during the quarter ending December 31, 2003 for a total purchase price of $164.3 million.  The acquisition of the Properties will be funded through the assumption of mortgages with a fair value of $41.5 million, a $60.0 million short-term bridge loan, and draws under the Company’s line of credit facility.  In addition, the Company incurred $0.2 million of financing costs associated with the establishment of the short-term bridge loan, which is included in deferred financing costs and other assets.

The Company has applied SFAS No. 141, Business Combinations (“SFAS No. 141”) to allocate the acquisition cost of the Properties to tangible and intangible items using the following key assumptions: discount rate of 10%, average capitalization rate of 8.5%, expense and market rent appreciation of 3% and average estimates of market rents ranging from $7.50 to $19.50 per square foot.  As a result, the Company recorded an adjustment of $11.2 million related to the value of in-place leases acquired which is included in deferred financing costs and other assets and an adjustment of $5.2 million related to the value of acquired below-market leases net of the value of above-market leases, which is included in accrued expenses and other liabilities.  Both of these adjustments will be amortized over the weighted average remaining life of the leases acquired. The allocation provisions of SFAS No. 141 have been applied on a preliminary basis for purposes of the accompanying pro-forma presentation only.  The assumptions and information used and estimates determined are subject to change and may differ from the final allocation recorded by the Company in its historical consolidated financial statements for the year ending December 31, 2003.  Any such differences could be material.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The accompanying unaudited Pro Forma Condensed Consolidated Statement of Operations for the six-month period ended June 30, 2003 and for the year ended December 31, 2002 of Heritage Property Investment Trust, Inc. (“Heritage”) are presented as if The Trademark Properties Acquired in 2003 (the “Properties”) had been acquired on January 1, 2002.

These Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements included in Heritage’s previous filings with the Securities and Exchange Commission.

The unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been for the six-month period ended June 30, 2003 or for the year ended December 31, 2002 assuming the above transaction had been consummated on January 1, 2002, nor do they purport to represent the future results of operations of Heritage.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

Six months ended June 30, 2003

 (unaudited and in thousands, except per-share data)

	Historical Amounts (a)	Pro Forma Adjustments (b)	Pro Forma Amounts

Revenue:
Rentals and recoveries	$148,461	$9,911	$158,372
Interest and other	275	40	315
Total revenue	148,736	9,951	158,687
Expenses:
Property operating expenses	21,850	1,543	23,393
Real estate taxes	20,821	1,846	22,667
Depreciation and amortization	38,224	3,066	41,290
Interest	34,042	2,921	36,963
General and administrative	11,313	—	11,313
Total expenses	126,250	9,376	135,626

Income before allocation to minority interests	22,486	575	23,061
Income allocated to exchangeable limited partnership units	(88)	—	(88)
Income allocated to Series B and C Preferred Units	(3,328)	—	(3,328)
Income before discontinued operations	19,070	575	19,645

Income from discontinued operations	829	—	829
Net income attributable to common shareholders	$19,899	$575	$20,474

Per-share data:
Basic earnings attributable to common shareholders	$0.48	$0.01	$0.49
Diluted earnings attributable to common shareholders	$0.48	$0.01	$0.49
Weighted average common equivalent shares outstanding - basic	41,689	41,689	41,689
Weighted average common and common equivalent shares outstanding - diluted	42,071	42,071	42,071

See accompanying notes to pro forma condensed consolidated statement of operations.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2002

(unaudited and in thousands, except per-share data)

	Historical Amounts (a)	Pro Forma Adjustments (c)	Pro Forma Amounts

Revenue:
Rentals and recoveries	$277,931	$18,408	$296,339
Interest and other	88	93	181
Total revenue	278,019	18,501	296,520
Expenses:
Property operating expenses	39,204	3,690	42,894
Real estate taxes	40,874	2,936	43,810
Depreciation and amortization	70,023	6,132	76,155
Interest	72,312	5,842	78,154
General and administrative	23,351	—	23,351
Loss on prepayment of debt	6,749	—	6,749
Total expenses	252,513	18,600	271,113

Income (loss) before net gains	25,506	(99)	25,407
Net gains on sales of real estate investments and equipment	2,924	—	2,924
Net derivative losses	(7,766)	—	(7,766)
Income (loss) before allocation to minority interests	20,664	(99)	20,565
Income allocated to exchangeable limited partnership units	(216)		(216)
Income allocated to Series B and C Preferred Units	(6,656)	—	(6,656)
Income (loss) before discontinued operations	13,792	(99)	13,693

Income from discontinued operations	651	—	651
Net income (loss)	14,443	(99)	14,344
Preferred stock distributions	(14,302)	—	(14,302)
Accretion of redeemable equity	(328)	—	(328)
Net loss attributable to common shareholders	$(187)	$(99)	$(286)

Per-share data:
Basic earnings (loss) attributable to common shareholders	$(0.01)	$—	$(0.01)
Diluted earnings (loss) attributable to common shareholders	$(0.01)	$—	$(0.01)
Weighted average common and common equivalent shares outstanding basic and diluted	30,257	—	30,257

See accompanying notes to pro forma condensed consolidated statement of operations.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Notes to Pro Forma Condensed Consolidated Statements of Operations

Six months ended June 30, 2003 and Year ended December 31, 2002

(unaudited)

(a)          Represents the historical consolidated statement of operations of Heritage as contained in the historical consolidated financial statements included in previous filings with the Securities and Exchange Commission.

(b)         Represents the pro forma revenues and expenses for the six months ended June 30, 2003 attributable to the Properties as if the acquisition had occurred on January 1, 2002.  Interest expense of $2.9 million includes pro forma interest of $0.7 million attributable to draws under the line of credit to fund this acquisition, $1.0 million attributable to a new bridge loan and $1.2 million attributable to the mortgage loans assumed.

(c)          Represents the pro forma revenues and expenses for the year ended December 31, 2002 attributable to the Properties as if the acquisition had occurred on January 1, 2002.  Interest expense of $5.8 million includes pro forma interest of $1.5 million attributable to draws under the line of credit to fund this acquisition, $2.0 million attributable to a new bridge loan and $2.3 million attributable to the mortgage loans assumed.

The chart below summarizes the rate terms of the debt issued or assumed:

Type of Debt	Weighted Average Interest Rate	Type of Rate
Mortgage loans payable	7.91%**	Fixed
Bridge loan *	2.36%	Variable
Line of credit facility	2.36%	Variable

*                 The primary term of the bridge loan, for which issuance costs are $180,000, is 120 days with one 90-day extension. However, for purposes of the accompanying pro forma statement of operations, the bridge loan is assumed to have been extended and remain outstanding for the entire period presented and an additional $135,000 and $450,000 of costs paid for the assumed extension for the six months ended June 30, 2003 and year ended December 31, 2002, respectively.

**          The estimated effective interest rate used to compute the pro forma interest expense for the mortgage loans assumed was 5.58%.

If interest rates on all debt issued in conjunction with the acquisition of the Properties changed by 1/8%, the corresponding effect on net income would be approximately $154,000 on an annual basis.

In addition, included in depreciation and amortization expense is $0.8 million and $1.6 million related to the amortization of the value of in-place leases for the six-month period ended June 30, 2003 and year ended December 31, 2002, respectively, resulting from the application of SFAS No. 141.  Included in rental and recoveries revenue is $0.3 million and $0.7 million related to the amortization of below-market leases for the six-month period ended June 30, 2003 and year ended December 31, 2002, respectively, resulting from the application of SFAS No. 141.  The allocation provisions of SFAS No. 141 have been applied on a preliminary basis for purposes of the accompanying pro-forma presentation only.  The assumptions and information used and estimates determined are subject to change and may differ from the final allocation recorded by the Company in its historical consolidated financial statements for the year ending December 31, 2003.  Any such differences could be material.